Exhibit 3.1

Articles of Incorporation

(effective as of November 4, 2010)

(PURSUANT TO NRS 78)

1.	Name of Corporation	TRIANGLE PETROLEUM CORPORATION

2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	The Corporation Trust Company of Nevada
Name
		6100 Neil Road, Suite 500	Reno	Nevada	89511
		Street Address	City	State	Zip Code
None
		Optional Mailing Address	City	State	Zip Code

3.	Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 70,000,000	Par value: 0.00001	Number of shares without par value:	None

4.	Name & Addresses, of Board of Directors/ Trustees: (attach additional page there is more than 3 directors/trustees)	1. Sergei Stetsenko
Name
Omitted for filing purposes
		Street Address	City	State	Zip Code
2. Maryna Bilynska
Name
Omitted for filing purposes
		Street Address	City	State	Zip Code

5.	Purpose: (optional - see instructions)	The purpose of this Corporation shall be: To engage in and carry on any lawful business activity.

6.	Names, Address and Signature of Incorporator. (attach additional page there is more than 1 incorporator)	Conrad C. Lysiak	/s/ Conrad C. Lysiak
		Name	Signature
		601 West First Avenue, Suite 503	Spokane, Washington 99201
		Address	City	State	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
		/s/ Kathleen C. Gariepy, Assistant Secretary			12-10-03
		Authorized Signature of R. A. or On Behalf of R. A. Company			Date

8.	Reverse Stock Split.	In conjunction with the reduction of the corporation’s number of authorized shares of common stock from 150,000,000 shares (par value $0.00001 per share) to 70,000,000 shares (par value $0.00001 per share), the corporation will effect a 1 for 10 reverse stock split of its issued and outstanding shares of common stock.